UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 4, 2009

GREAT SOUTHERN BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

    On September 4, 2009, Great Southern Bank (the "Bank"), the wholly owned subsidiary of Great Southern Bancorp, Inc., announced that it had entered into a definitive agreement (the "Agreement") with the FDIC, pursuant to which the Bank assumed all deposits at a 0.50% premium, and certain assets of Vantus Bank, a full-service bank headquartered in Sioux City, Iowa, at a discount of $75 million.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.  The Agreement also provides that the acquired loans and other real estate owned will be covered by a loss share arrangement between the FDIC and the Bank which provides the Bank significant protection.

    The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets

    The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated by reference into this Item 2.01.

Item 9.01  Financial Statements and Exhibits

    (a)   Financial Statements of Businesses Acquired

To the extent that consolidated financial statements are required by this Item, they will be filed in an amendment to this report no later than November 23, 2009.

   (b)   Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this report no later than November 23, 2009.

   (d)   Exhibits

  2.1  Purchase and Assumption Agreement dated September 4, 2009
99.1  Press release dated September 4, 2009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date September 11, 2009	By:	/s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated September 4, 2009
99.1	Press release dated September 4, 2009